UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 9, 2008

RealNetworks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(206) 674-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 9, 2008, Daniel Sheeran resigned as Senior Vice President, Business Development and Corporate Partnerships of RealNetworks, Inc. ("RealNetworks"). Mr. Sheeran remains employed by RealNetworks as a Strategic Advisor to the Chief Executive Officer.

(e) On June 13, 2008, the Compensation Committee of the Board of Directors of RealNetworks approved the 2008 Executive MBO Incentive Plan (the "MBO Plan"). The MBO Plan is a bonus plan that pays cash awards to participants semi-annually based on RealNetworks’ revenue and EBITDA as of the close of each calendar six-month period. Participants in the MBO Plan include RealNetworks’ president, executive vice presidents, senior vice presidents (with the exception of Michael Eggers, Senior Vice President, Finance and Chief Financial Officer), vice presidents, area vice presidents and general managers.

Under the 2008 MBO Plan, the target payout for John Giamatteo, RealNetworks’ President, Technology Products and Solutions and International Operations, is equal to 100% of his annual base salary, and the target payout for Robert Kimball and Daniel Sheeran is equal to 45% their annual base salaries. For Messrs. Kimball and Sheeran, the target payout under the MBO Plan is based equally on the achievement of RealNetworks’ consolidated revenue and EBITDA targets. For Mr. Giamatteo, payout under the MBO Plan is based equally on the achievement of RealNetworks’ consolidated revenue and EBITDA targets and the revenue and EBITDA targets for the Technology Products and Solutions business of RealNetworks. For Messrs. Giamatteo, Kimball and Sheeran, no portion of the target payout will be paid if less than 90% of the revenue target is achieved. For achievement of 90%-100% of the revenue target, each of Messrs. Giamatteo, Kimball and Sheeran will be paid 40%-100% of the portion of the target payout based on achievement of the revenue target, and for achievement of over 100%-110% of the revenue target, each of Messrs. Giamatteo, Kimball and Sheeran will be paid up to 160% of the target payout based on achievement of the revenue target. Target payouts based on achievement of EBITDA targets will be paid out linearly from 0 – 100% with additional linear payouts up to a maximum of 160% for profitable units with revenue achievement at 100% or greater to each of Messrs. Giamatteo, Kimball and Sheeran. Under the MBO Plan, there is no performance threshold for the target payout based on EBITDA, except in rare instances where the EBITDA target is a negative number.

Notwithstanding the performance and payout targets established under the MBO Plan, the Compensation Committee may in its discretion adjust performance and payout targets based on acquisitions or dispositions of assets and also increase, decrease or eliminate a participant’s award before it is paid. Under the MBO Plan, a participant must be employed in a position that is eligible to participate in the MBO Plan on the first and last day of a quarter to be eligible to earn incentive compensation under the MBO Plan for that quarter. In addition, executive officers must be employed on the last day of each six-month period and on the date payments are made in order to be eligible to receive payment under the MBO Program, except in the case of death, disability or termination of employment by RealNetworks other than for cause.

The foregoing summary of the MBO Plan is qualified in its entirety by the terms of the MBO Plan. A copy of the MBO Plan will be filed as an exhibit to RealNetworks’ Form 10-Q for the quarter ended June 30, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc.

June 19, 2008	By:	/s/ Robert Kimball

Name: Robert Kimball
Title: SVP, General Counsel and Corporate Secretary